Exhibit 99.1


Molecular Imaging Corporation Reports First Fiscal Quarter Revenues



      Revenues Increase over First Quarter of Fiscal Year 2003 as
              Company Increases Procedure Volumes Per Day

     SAN DIEGO--(BUSINESS WIRE)--Oct. 2, 2003--Molecular Imaging Corporation ("MLRI" or the "Company") (OTC BB: MLRI), a leading provider of molecular imaging services to healthcare entities in the U.S., today announced un-audited revenues of $5,652,904 for the first fiscal quarter ended September 30, 2003, compared to revenues of $4,552,329 for first fiscal quarter ended September 30, 2002 an increase of $1,100,575 or 24%.
     "Management is pleased with the Company's performance and we look forward to continued revenue growth during the balance of fiscal 2004", said Paul Crowe, Chief Executive Officer. "We plan to execute on our business plan by expanding both our mobile service routes and adding a number of permanent molecular imaging sites during this fiscal year.
     The revenue numbers provided in this press release by the Company for the first fiscal quarter ended September 30, 2003 are un-audited results. The Company will host a conference call to announce the financial results of the first fiscal quarter ended September 30, 2003 at a later date. The Company will provide the details for participating in the conference call in an upcoming press release.

    About Molecular Imaging Corporation

     Molecular Imaging Corporation (www.molecularimagingcorp.com) is a leading national provider of molecular imaging (MI) services to the healthcare industry. MI is a powerful, information-based, procedure used to diagnose, monitor and assess disease severity for many cancers, cardiovascular disease and neurological disorders. The Company operates 20 mobile and permanent imaging sites for hospitals, medical centers and physician offices across the U.S. To date, the Company has provided over 55,000 MI procedures. The Company's clinical web site, www.PETadvances.com addresses questions about the various cancers and how molecular imaging can assist and benefit physicians and their patients.
     Molecular Imaging is a medical imaging procedure that displays metabolic and functional characteristics of disease. Other conventional imaging procedures such as X-Ray, Computed Tomography (CT), Diagnostic Ultrasound and Magnetic Resonance Imaging (MRI) systems provide physicians with anatomical information. Because diseases like cancer, cardiac and neurological disorders often exhibit altered metabolism before the anatomy is changed, MI helps physicians effectively detect and stage these problems at their earliest stages. That information helps define and guide appropriate treatment options, which can eliminate redundant testing, hospitalization, or non-beneficial therapies.
     Certain statements contained in this press release are "forward-looking statements" within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the company with the Securities and Exchange Commission. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward the forward-looking statements contained herein. The companies undertake no obligation to publicly release statements made to reflect events or circumstances after the date hereof.


      CONTACT: Molecular Imaging Corporation, San Diego
             Sue Kirk, 619-226-6738
             skirk@molecularimagingcorp.com
                 or
             Crosslink Financial Communications
             Terry McGovern, 415-924-9900
             tmcgovern@crosslinkfinancial.com